                                        Registration No. 33-35173


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                    ________________________

                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
       (State or other                 (I.R.S. Employer
         jurisdiction                 Identification No.)
     of incorporation or
        organization)

       Post Office Box 11315, Kansas City, Missouri  64112
            (Address of principal executive offices)
                    ________________________

            SPRINT CORPORATION 1990 STOCK OPTION PLAN
                    (Full title of the Plan)
                    ________________________

                          DON A. JENSEN
                  Vice President and Secretary
                         P.O. Box 11315
                  Kansas City, Missouri  64112
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (913) 624-3326

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     Sprint Corporation has heretofore filed Registration
Statement No. 33-35173 which initially registered 3,000,000 shares of Common Stock, par value $2.50 per share (the "Common Stock"), for issuance under the 1990 Stock Option Plan (the "Plan"). All of the shares of Common Stock covered by the Registration Statement have been issued upon the exercise of options granted pursuant to the Plan.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 8th day of October, 1998.

                        SPRINT CORPORATION


				By /s/ A. B. KRAUSE
                           (A.B. Krause, Executive Vice President
                                and Chief Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                      Title                             Date
                                                      )
                          Chairman of the Board       )
W. T. ESREY *             and Chief Executive Officer )
                          (Principal Executive 		)
                          Officer)				)
                                                      )
                          Executive Vice President-   )
/s/ A. B. KRAUSE		  Chief Financial Officer     )October 8, 1998
(A. B. Krause)            (Principal Financial 		)
                          Officer)				)
                                                      )
                          Senior Vice President and   )
/s/ J. P. MEYER		  Controller                  )
(J. P. Meyer)             (Principal Accounting 	)
                          Officer)				)
                                                      )
_____________________     Director                    )
(Debose Ausley)	                                    )
                               	                  )
W. L. BATTS *             Director 	                  )
                               	                  )
                                              	      )
_____________________     Director              	)
(Michele Bon)        	                              )

                                              	      )
/s/ I. O. HOCKADAY JR.    Director                    )
(I. O. Hockaday, Jr.)                	            )
                                                 	)
_____________________     Director                    )
(H. S. Hook)                                  	      )
                                              	      )
/s/ RONALD T. LEMAY       Director                    )
(R. T. LeMay)                      	                  )
                                     	            )
_____________________     Director                    )October 8, 1998
(L. K. Lorimer)                                  	)
                                                	)
C. E. RICE *           	  Director                    )
                                                 	)
                                            	      )
_____________________     Director                    )
(Ron Sommer)                                   	      )
                                               	      )
STEWART TURLEY *       	  Director                    )


/s/ A. B. KRAUSE
*(Signed by A.B. Krause, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 33-35173)